Exhibit 10.3

Name:
Number of Restricted Stock Units subject to Award:
Date of Grant:

Ultragenyx Pharmaceutical Inc.
2014 Incentive Plan

Restricted Stock Unit Agreement (Directors)

This agreement (this “Agreement”) evidences an award (the “Award”) of restricted stock units (the “Restricted Stock Units”) granted by Ultragenyx Pharmaceutical Inc. (the “Company”) to the undersigned (the “Grantee”) pursuant to and subject to the terms of the Ultragenyx Pharmaceutical Inc. 2014 Incentive Plan (as amended from time to time, the “Plan”), which is incorporated herein by reference.

1.Grant of Restricted Stock Units.  The Company grants to the Grantee on the date set forth above (the “Date of Grant”) an award consisting of the right to receive on the terms provided herein and in the Plan, one share of Stock with respect to each Restricted Stock Unit forming part of the Award, in each case, subject to adjustment pursuant to Section 7(b) of the Plan in respect of transactions occurring after the date hereof.

2.Meaning of Certain Terms.  Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

3.Vesting.  Unless earlier terminated, forfeited, relinquished or expired, the Restricted Stock Units shall vest as follows: all of the underlying shares shall vest on the earlier of (i) the first anniversary of the Date of Grant or (ii) the date of the Company's annual meeting of stockholders first held after the Date of Grant.

4.Delivery of Stock.  The Company shall deliver to the Grantee as soon as practicable upon the vesting of the Restricted Stock Units or any portion thereof, but in all events no later than March 15th of the year following the year in which such Restricted Stock Units vest, one share of Stock with respect to each such vested Restricted Stock Unit, subject to the terms of the Plan and this Agreement.

5.Dividends; Other Rights.  The Award shall not be interpreted to bestow upon the Grantee any equity interest or ownership in the Company or any Affiliate prior to the date on which the Company delivers shares of Stock to the Grantee (if any).  The Grantee is not entitled to vote any shares of Stock by reason of the granting of this Award or to receive or be credited with any dividends declared and payable on any share of Stock prior to the date on which any such share is delivered to the Grantee hereunder.  The Grantee shall have the rights of a shareholder only as to those shares of Stock, if any, that are actually delivered under this Award.

6.Forfeiture; Recovery of Compensation.

(a)The Administrator may cancel, rescind, withhold or otherwise limit or restrict the Award at any time if the Grantee is not in compliance with all applicable provisions of this Agreement and the Plan.

(b)By accepting the Award the Grantee expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of the Award, under the Award to any Stock acquired under the Award or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision).  Nothing in the preceding sentence shall be construed as limiting the general application of Section 10 of this Agreement.

7.Nontransferability.  Neither the Award nor the Restricted Stock Units may be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

8.Certain Tax Matters.

(a)The Grantee shall be responsible for satisfying and paying all taxes arising from or due in connection with the Restricted Stock Units or with the shares of Stock issued upon vesting of the Restricted Stock Units.  The Company shall have no liability or obligation related to the foregoing.

(b)The Grantee expressly acknowledges that because this Award consists of an unfunded and unsecured promise by the Company to deliver Stock in the future, subject to the terms hereof, it is not possible to make a so-called “83(b) election” with respect to the Award.

9.Effect on Service.  Neither the grant of the Award, nor the issuance of Shares upon vesting of the Award, will give the Grantee any right to be retained in the employ or service of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Grantee at any time, or affect any right of such Grantee to terminate his or her Employment at any time.

10.Provisions of the Plan.  This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference.  A copy of the Plan as in effect on the Date of Grant has been furnished to the Grantee.  By accepting the Award, the Grantee agrees to be bound by the terms of the Plan and this Agreement.  In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.

11.Acknowledgments.  The Grantee acknowledges and agrees that (a) this Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument, (b) this agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, shall constitute an original signature for all purposes hereunder and (c) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Grantee.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.

ULTRAGENYX PHARMACEUTICAL Inc.

By: __________________________________

Name:  Emil Kakkis

Title:Chief Executive Officer

Dated:

Acknowledged and Agreed:

By_______________________

[Signature Page to Restricted Stock Unit Agreement]